                                                                   EXHIBIT 10.26

                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into by and between NETZEE, INC., a Georgia corporation (the "Company") and CATHERINE
G. SILVER, an individual resident of the State of Georgia (the "Executive"), to be effective as of the 26th day of July, 2000 (the "Effective Date).

         The Executive is currently employed by the Company as the Company's President and General Manager. The Company and the Executive desire to adopt this Agreement in consideration for the outstanding efforts and achievements of the Executive during her employment with the Company.

         In this regard, the Company desires to continue the employment of the Executive as its President and General Manager, and the Executive is willing to continue to serve the Company on the terms and conditions provided herein.

Defined Terms: Capitalized terms used in this Agreement that are not otherwise defined herein are defined at Section 18 hereof.

1. Employment. The Company hereby employs the Executive, and the Executive hereby agrees to serve the Company, as the President and General Manager of the Company, upon the terms and conditions set forth herein. The Executive shall have such authority and responsibilities as are consistent with her position as provided herein and as may be set forth in by Bylaws or assigned by the Chief Executive Officer of the Company (the "CEO") from time to time. The Executive shall report to the CEO.

         The Executive shall devote her full business time, attention, skill, and efforts to the performance of her duties hereunder, except during periods of illness or periods of vacation and leaves of absence consistent with Company policy. This employment relationship between the Executive and the Company shall be exclusive; provided, however, the Executive may devote reasonable periods of time (and be exclusively entitled to all compensation and other income related thereto) to continue to provide consulting services to other persons and organizations, to serve as a director or advisor to other organizations, to perform charitable and other community activities, and to manage her personal investments; provided, further, however, that such activities do not interfere with the performance of her duties hereunder and are not adverse to the interests of the Company.

         Unless otherwise agreed to by the Executive, the Executive shall be headquartered at the Company's offices in and around Atlanta, Georgia but shall do such traveling as is reasonably required of her in the performance of her duties.

2. Term. Unless earlier terminated as provided herein, the Executive's employment under this Agreement shall commence as of the Effective Date and shall continue until August 31, 2002 (the "Initial Term"). This Agreement and the Executive's employment hereunder shall automatically continue for successive one-year periods (the "Extended Term"), with Executive to receive a minimum of seven percent (7%) increase to the Executive's then existing bas salary (as described at Section 3.a. below) at the beginning of each successive year. (The Initial Term and the Extended Term shall be individually and collectively referred to herein as the "Term.")

3.       Compensation Benefits.

         a. The Company shall pay to the Executive a base salary at a rate of not less than $200,000 per annum, in accordance with the salary payment practices of the Company in effect from time to time.

                  On or before each September 15 of the Term (beginning September 1, 2000) the CEO (or Compensation Committee) shall review the base salary of the Executive and increase (but not decrease) such base salary by an amount determined in the discretion of the CEO (or Compensation Committee).

         b. During the Term, the Executive shall be eligible to participate in any management incentive programs established by the Company and to receive incentive compensation based upon achievement of targeted levels of performance and such other criteria as the CEO (or Compensation Committee) may establish from time to time. In addition, the CEO (or the Compensation Committee) shall annually consider (on or before each September 15) the Executive's performance and determine if additional bonus is appropriate.

         c. The Executive may participate in any executive stock incentive plans established by the Company from time to time and shall be eligible for the grant of stock options, stock, and/or other awards provided thereunder. Additionally, the Board (or the Compensation Committee), upon recommendation by the CEO, shall annually consider (on or before each September 15) the Executive's performance and determine if additional grants of stock options, stock, and/or other awards are appropriate. Any grants of stock options shall be described in and subject to the terms and conditions of a separate stock option agreement between the Company and the Executive.

         d. The Executive shall continue to participate in all retirement, welfare, deferred compensation, life and health insurance (including health insurance for Executive's spouse and his dependants), and other benefit plans or programs of the Company now or hereafter applicable to the Executive or applicable generally to executives of the Company or to a class of executives that includes senior executives of the Company; provided, however, that during any period during the Term that the Executive is subject to a Disability, and during the 180-day period of physical or mental infirmity leading up to the Executive's Disability, the amount of the Executive's compensation provided under Section 3.a. shall be reduced by the sum of the amounts, if any, paid to the Executive for the same period under any disability benefit or pension plan of the company or any of its subsidiaries.

         e. The Company shall provide to the Executive an automobile owned or leased by the Company of a make and model appropriate to the Executive's status (in the reasonable business judgment of the Executive) or, in lieu thereof at the Executive's option, shall provide the Executive with a monthly allowance of not less than $800 to partially cover the cost of an automobile owned or leased by the Executive.

         f. The Executive shall be entitled to four (4) weeks paid vacation (in addition to Company-wide holiday periods) each year during the Term, to be taken in accordance with the Company's vacation policies for executives, as in effect from time to time.

         g. The Company shall reimburse the Executive's expenses for dues and capital assessments (but not initiation fees) of one (1) country and (1) dining club membership currently held (or to be held) by the Executive; provided, however, that if the Executive during the term of her employment with the Company ceases her membership in any such clubs and any bonds or other capital payments made by the Company are repaid to the Executive, the Executive shall pay over such payments to the Company.

         h. The Company shall reimburse the Executive for first-class travel and accommodations, seminar, and other expenses related to the Executive's duties that are incurred and accounted for in accordance with the practices of the company, as in effect from time to time.

                  Upon the prior approval of the CEO, the Executive shall be entitled to personal use of assets of the company, free of charge or assessment, whether or not such personal use is separate or in conjunction with a business purpose.

         i. The Company agrees that the Executive shall be entitled to invest in venture capital and similar investments whether or not the Company also participates in such investments.

4.       Termination.

         a. The Executive's employment under this Agreement may be terminated prior to the end of the Initial Term, or if extended, the Extended Term, only as follows:

                  i.       upon the death of the Executive;

                  ii. by the Company due to the Disability of the Executive upon delivery of a Notice of Termination to the Executive;

                  iii. by the Company for Cause upon delivery of a Notice of Termination to the Executive;

                  iv. by the Company without Cause upon delivery of a Notice of Termination;

                  v. following a Change in Control, by the Executive upon delivery of a Notice of Termination to the Company within a 90-day period beginning on the 30th day after any occurrence of a Change in Control or within a 90-day period beginning on the one year anniversary of the occurrence of any Change in Control;

                  vi. by the Executive upon a material breach of this Agreement by the Company, upon delivery of a Notice of Termination to the Company at least thirty (30) days prior to the Termination Date and chance to cure therein; and

                  vii. by the Executive upon submitting her resignation in writing to the Company at least thirty (30) days prior to the Termination Date.

b. If the Executive's employment with the Company shall be terminated during the Term (i) by reason of the Executive's death, or (ii) by the Company for Disability or Cause, the company shall pay to the Executive (or in the case of her death, the Executive's estate) within 15 days after the Termination Date, a lump sum cash payment equal to the Accrued Compensation and, if such termination is other than by the Company for Cause, the Pro Rata Bonus.

c. If the Executives employment with the Company shall be terminated during the Term pursuant to Sections 4.a (iv), (v), or (vi), the Executive shall be entitled to all of the following:

         i. the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to all Accrued Compensation and the Pro Rata Bonus;

         ii. the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to the base salary (as described in Section 3.a.), then in effect, that would otherwise have been payable to the Executive during the Term if such Term was not earlier terminated; provided, however, if the otherwise remaining Term is less than 365 days, such remaining Term shall automatically be deemed to be 365 days;

         iii. the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date an amount equal to the product of the Bonus Amount, multiplied by the number of months that were otherwise remaining in the Term, divided by 12;

         iv. the Company shall pay to the Executive in cash, as a lump-sum, within 15 days of the Termination Date, an amount equal to those amounts described in Sections 3.e. and 3.g. that would have otherwise been payable during the Term if such Term was not earlier terminated;

         v. upon a Termination Date occurring prior to the earlier of (A) an Initial Public Offering, or (B) the date in which the Company becomes subject to the reporting requirements set forth in the Securities Exchange Act of 1934, the Company shall, within 15 days after the Termination Date, offer to repurchase all of the Company's capital stock and other debt and securities of the

                  Company (collectively, the "Company Equity") then owned by the Executive, at a purchase price equal to the Fair Market Value of such Company Equity, as determined in accordance with the provisions below. The question of the Fair Market Value of the Company Equity shall be submitted to three impartial and reputable appraisers. The Executive and the Company shall each select one appraiser, and such appraisers shall select a third, independent appraiser. The three appraisers shall thereafter proceed as expeditiously as possible to determine (by concurrence of a majority of such appraisers) the Fair Market Value of the Company Equity, and the appraisers shall deliver an appraisal report to the Executive and the Company as soon as practicable after it is completed. The determination of the question of the Fair Market Value of the Company Equity by such appraisers shall be final and binding on the Executive and the Company for purposes of this Agreement. The Company shall pay the reasonable fees and expenses of such appraisers. For the purposes hereof, "Fair Market Value" shall mean the relevant percentage of the fair value of the business of the Company represented by the Company Equity as to which such determination is being made, which shall be determined on a going concern basis and as between a willing seller and a willing buyer, taking into account the Company's financial condition, performance, market share and other relevant criteria, but not taking into account the absence of a public market for the shares or that the shares constitute a minority interest in the Company.

d. The Executive shall not be required to mitigate the amount of any payment provided for in this Agreement by seeking other employment or otherwise, and no such payment shall be offset nor reduced by the amount of any compensation or benefits provided to the Executive in any subsequent employment.

e. In the event that any payment or benefit (within the meaning of Section 280G(b)(2) of the Internal Revenue Code of 1986, as amended (the "Code")) to the Executive or for her benefit paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise in connection with, or arising out of, her employment with the Company or a change in ownership or effective control of the Company or of a substantial portion of its assets (a "Payment" or "Payments"), would be subject to the excise tax imposed by Section 4999 of the Code and/or any interest or penalties are incurred by the Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Executive shall promptly receive an additional payment (a "Gross-Up Payment") in an amount such that after payment by the Executive of all taxes (including any interest or penalties, other than interest and penalties imposed by reason of the Executive's failure to file timely a tax return or pay taxes shown due on her return, imposed with respect to such taxes and the Excise Tax, including any Excise Tax imposed upon the Gross-Up Payment, the Executive would retain an amount equal to such original payment or benefit.

f. The severance pay and benefits provided for in this Section 4 shall be in lieu of any other severance or termination pay to which the Executive may be entitled under any

                  Company severance or termination plan, program, practice or arrangement. The Executive's entitlement to any other compensation or benefits shall be determined in accordance with the Company's executive benefit plans and other applicable programs, policies and practices then in effect.

5.       Protection of Trade Secrets and Confidential Information.

         a. Through exercise of her rights and performance of her obligations under this Agreement, Executive will be exposed to "Trade Secrets" and "Confidential Information" (as those terms are defined below). "Trade Secrets" shall mean information or data of about the Company or any affiliated entity, including, but not limited to, technical or nontechnical data, formulas, patterns, compilations, programs, devices, methods, techniques, drawings, processes, financial data, financial plans, products plans, or lists of actual or potential customers, clients, distributors, or licensees, that (i) derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other persons who can obtain economic value from their disclosure or use; and (ii) are the subject of efforts that are reasonable under the circumstances to maintain their secrecy. To the extent that the foregoing definition is inconsistent with a definition of "trade secret" mandates under applicable law, the latter definition shall govern for purposes of interpreting Executive's obligations under this Agreement or except with Company's prior written permission, Executive shall not use, redistribute, market, publish, disclose or divulge to any other person or entity any Trade Secrets of the Company. The Executive's obligations under this provision shall remain in force (during and after the Term) for so long as such information or data shall continue to constitute a "trade secret" under applicable law. Executive agrees to cooperate with any and all confidentiality requirements of the Company and Executive shall immediately notify the Company of any unauthorized disclosure or use of any Trade Secrets of which Executive becomes aware.

         b. The Executive agrees to maintain in strict confidence and, except as necessary to perform her duties for the Company, not to use or disclose any Confidential Business Information at any time during the term of her employment and for a period of one year after the later of (i) the Executive's last date of employment and (ii) the last day of the period with respect to which the Executive received compensation by reason of her termination of employment. "Confidential Business Information" shall mean any non-public information of a competitively sensitive or personal nature, other than Trade Secrets, acquired by the Executive, directly or indirectly, in connection with the Executive's employment (including her employment with the Company prior to the date of this Agreement), including (without limitation) oral and written information concerning the Company or its affiliates relating to financial position and results of operations (revenues, margins, assets, net income, etc.), annual and long-range business plans, marketing plans and methods, account invoices, oral or written customer information, and personnel information. Confidential Business Information also includes information recorded in manuals, memoranda, projections, minutes, plans, computer programs, and records, whether or not legended or otherwise identified by the Company and its affiliates as Confidential Business Information, as well as information that is the subject of meetings and discussions and not so recorded; provided, however, that Confidential Business Information shall not include information that is generally available to the public, other than as a result of disclosure, directly or indirectly, by the Executive, or was available to the Executive on a non-confidential basis prior to its disclosure to the Executive.

         c. Upon termination of employment, the Executive shall leave with the Company all business records relating to the Company and its affiliates including, without limitation, all contracts, calendars, and other materials or business records concerning its business or customers, including all physical, electronic, and computer copies thereof, whether or not the Executive prepared such materials or records herself. Upon such termination, the Executive shall retain no copies of any such materials.

         d. As set forth above, the Executive shall not disclose Trade Secrets or Confidential Business Information. However, nothing in this provision shall prevent the Executive from disclosing Trade Secrets or Confidential Business Information pursuant to a court order or court-issued subpoena, so long as the Executive first notifies (unless such notice is impracticable or impossible) the Company of said order or subpoena in sufficient time to allow the Company to seek an appropriate protective order. The Executive agrees that if she receives any formal or informal discovery request, court order, or subpoena requesting that she disclose Trade Secrets or Confidential Business Information, she will immediately notify the Company and provide the Company with a copy of said request, court order, or subpoena.

6.       Non-Solicitation and Related Matters.

         a. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of two years following the date of termination, the Executive shall not (except on behalf of or with the prior written consent of the Company) either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or appropriate to or for a Competing Business, or (ii) attempt to solicit, divert, or appropriate to or for a Competing Business, any person or entity that was a customer or prospective customer of the Company on the date of termination and with whom the Executive had direct material contact within twelve months of the Executive's last date of employment.

         b. If the Executive is terminated for Cause or if the Executive resigns without Adequate Justification, then for a period of two years following the date of termination, the Executive shall not, either directly or indirectly, on the Executive's own behalf or in the service or on behalf of others, (i) solicit, divert, or hire away, or (ii) attempt to solicit, divert, or hire away any employee of, or consultant to, the Company of any of its affiliates engaged or experienced in the Business, regardless of whether the employee or consultant is full-time or temporary, the employment or engagement is pursuant to written agreement, or the employment is for a determined period or is at will.

         c. The Executive acknowledges and agrees that great loss and irreparable damage would be suffered by the Company if the Executive should breach or violate any of the terms or provisions of the covenants and agreements set forth in this
                  Section 6. The Executive further acknowledges and agrees that each of these covenants and agreements is reasonably necessary to protect and preserve the interests of the Company. The parties agree that money damages for any breach of clauses (a) and (b) of this Section 6 will be insufficient to compensate for any breaches thereof, and that the Executive or any of the Executive's affiliates, as the case may be, will, to the extent permitted by law, waive in any proceeding initiated to enforce such provisions any claim or defense that an adequate remedy at law exists. The existence of any claim, demand, action, or cause of action against the Company, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of any of the covenants or agreements in this Agreement; provided, however, that nothing in this Agreement shall be deemed to deny the Executive the right to defend against this enforcement on the basis that the Company has no right to its enforcements under the terms of this Agreement.

         d. The Executive acknowledges and agrees that: (i) the covenants and agreements contained in clauses (a) through (e) of this
                  Section 6 are the essence of this Agreement; (ii) that the Executive has received good, adequate and valuable consideration for each of these covenants; and (iii) each of these covenants is reasonable and necessary to protect and preserve the interests and properties of the Company. The Executive also acknowledges and agrees that: (i) irreparable loss and damage will be suffered by the Company should the Executive breach any of these covenants and agreements; (ii) each of these covenants and agreements in clauses (a) and (b) of this Section 6 is separate, distinct and severable not only from the other covenants and agreements but also from the remaining provisions of this Agreement; and (iii) the unenforceability of any covenants or agreements shall not affect the validity or enforceability of any of the other covenants or agreements or any other provision or provisions of this Agreement. The Executive acknowledges and agrees that if any of the provisions of clauses (a) and (b) of this
                  Section 6 shall ever be deemed to exceed the time, activity, or geographic limitations permitted by applicable law, then such provisions shall be and hereby are reformed to the maximum time, activity, or geographical limitations permitted by applicable law.

         e. The Executive and the Company hereby acknowledge that it may be appropriate from time to time to modify the terms of this
                  Section 6 and the definition of the term "Business" to reflect changes in the Company's business and affairs so that the scope of the limitations placed on the Executive's activities by this Section 6 accomplishes the parties' intent in relation to the then current facts and circumstances. Any such amendment shall be effective only when completed in writing and signed by the Executive and the Company.

7.       Successors; Binding Agreement.

         a. This Agreement shall be binding and shall inure to the benefit of the Company, its Successors and Assigns and the Company shall require any Successors and Assigns to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

         b. Neither this Agreement nor any right or interest hereunder shall be assignable or transferable by the Executive, her beneficiaries or legal representatives, except by will or by the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal personal representative.

8. Fees and Expenses. The Company shall pay all reasonable legal fees and related expenses (including but not limited to the costs of experts, accountants and counsel) incurred by the Executive as they become due as a result of any of the following: (a) the preparation, negotiation, counsel, and execution of this Agreement; (b) the termination of the Executive's employment (including all such fees and expenses, if any, incurred in contesting or disputing any such termination of employment); or (c) the Executive seeking to obtain or enforce any right or benefit provided by this Agreement.

9. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement (including the Notice of Termination) shall be in writing and shall be deemed to have been duly given when personally delivered or sent by certified mail, return receipt requested, postage prepaid, addressed to the respective addresses last given by each party to the other; provided, however, that all notices to the Company shall be directed to the attention of the Chairman of Board with a copy to the Secretary of the Company. All notices and communications shall be deemed to have been received on the date of delivery thereof.

10. Settlement of Claim. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any circumstances, including, without limitation, any set-off, counterclaim, recoupment, defense or other right that the Company may have against the Executive or others. The Company may, however, withhold from any benefits payable under this Agreement all federal, state, city, or other taxes as shall be required pursuant to any law or governmental regulation or ruling.

11. Modification and Waiver. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and the Company; provided, however, that if the CEO at the time of the signing of this Agreement no longer continues in his capacity as CEO, for whatever reason, then Executive shall have the right under this Agreement to re-negotiate its terms, and further provided that the parties' failure to reach agreement shall permit a resignation by Executive under the terms of Section 4(a)(vii) and Adequate Justification for resigning by Executive.

         No waiver by any party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

12. Governing Law. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Georgia without giving effect to the conflict of laws principles [?????] thereof. Any action brought by any party to this Agreement shall be brought and maintained in a court of competent jurisdiction in the State of Georgia.

13. Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

14. Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto and supersedes all prior agreements (including the Old Agreement), understandings and arrangements, oral or written, between the parties hereto with respect to the subject matter hereof.

15. Headings. The headings of Sections herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

16. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

17.      Piggyback Registration Rights.

         a. Rights. Subject to the provision of this Section 17, if the Company proposes to make a registered public offering of shares of its Common Stock, excluding an Initial Public Offering, of any of its securities under the Act (whether to be sold by it or by one or more third parties), other than an offering registered on Form S-8, Form S-4, or comparable forms, the Company shall, not less than 45 days prior to the proposed filing date of the registration form, given written notice of the proposed registration to the Executive, and at the written request of the Executive delivered to the Company within 15 days after the receipt of such notice, shall, subject to the provisions of subsection (b) below, include in such registration and offering, and in any underwriting of such offering, all shares of Common Stock as may have been designated in the Executive's request.

         b. Offering Reduction. If a registration in which the Executive has the right to participate pursuant to this Section 17 is an underwritten offering, and if the managing underwriters determine in their reasonable discretion that the number of securities requested to be included in such registration exceeds the number than can be sold in such offering, then the Company shall include in such registration only the number of shares of Common Stock requested to be sold by the Company as the managing underwriters shall determine; and the Executive and all other persons who have exercised registration rights with respect to the proposed offering shall participate in the offering in proportion to the number of shares of Common Stock so requested by each of them to be so included.

18. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

         a. "Accrued Compensation" shall mean the aggregate amount of all amounts earned or accrued through the Termination Date but not paid as of the Termination Date including (i) base salary and other amounts set forth in Sections 3.e., f., g., and h., (ii) reimbursement for expenses incurred by the Executive on behalf of the Company during the period ending on the Termination Date and not otherwise reimbursed hereunder, and (iii) bonuses and incentive compensation (other than the Pro Rata Bonus).

         b.       "Act" shall mean the Securities Act of 1933, as amended.

         c. "Adequate Justification" shall mean the occurrence either before or after a Change in Control of any of the following events or conditions: (i) a material failure of the Company to comply with the terms of this Agreement; (ii) any relocation of the Executive outside the Atlanta, Georgia metropolitan area; or (iii) other than as provided for herein, the removal of the Executive from the position and/or duties described above or any other substantial diminution in the Executive's authority or the Executive's responsibilities that is not approved by a majority of the members of the Board.

         d. "Bonus Amount" shall mean the great of (i) the most recent annual bonuses paid or payable to the Executive, or (ii) the average of the annual bonuses paid or payable to the Executive during all previous fiscal years ended prior to the Termination Date.

         e. "Business" shall mean the design, development, marketing and implementation of electronic banking software and services for financial institutions.

         f. "Bylaws" shall mean the Bylaws of the Company, as amended, supplemented or otherwise modified from time to time.

         g.       "Cause" shall mean the occurrence of any of the following:

                  i. any act that constitutes, on the part of the Executive, fraud or gross malfeasance of duty; provided, however, that such conduct shall not constitute Cause:

                  (1) unless (1) there shall have been delivered to the Executive a written notice setting forth with specificity the reasons that the Board believes the Executive's conduct constitutes the criteria set forth in clause (i), (2) the Executive shall have been provided the opportunity to cure the specific inappropriate behavior within 30 days following written notice, (3) after such 30-day period, the Board of Directors determines that the behavior has not been cured, and (4) the termination is evidenced by a resolution adopted in good faith by two-thirds of the members of the Board (other than the Executive); or

                  (2) if such conduct (1) was believed by the Executive in good faith to have been in or not opposed to the interests of the Company, and (2) was not intended to and did not result in the direct or indirect gain to or personal enrichment of the Executive; or

                  ii. the conviction (from which no appeal may be or is timely taken) or plea of other than "not guilty" of the Executive of a felony or misdemeanor if such misdemeanor involves moral turpitude; or

                  iii. the material breach of this Agreement by the Executive, upon forty-five (45) days written notice thereof and chance to cure therein.

         h. A "Change in Control" shall mean the occurrence during the Term of any of the following events:

                  i. An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term "person" is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934 (the "1934 Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the 1934 Act) of 35% or more of the combined voting power of the Company's then outstanding Voting Securities; provided, however, that in determining whether a Change in Control has occurred, Voting Securities that are acquired in a "Non-Control Acquisition" (as defined below) shall not constitute an acquisition that would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by (1) an employee benefit plan (or a trust forming a part thereof) maintained by (x) the Company or (y) any corporation or other Person of which a majority of its voting power or its equity securities or equity interest is owned directly or indirectly by the Company (a "Subsidiary"), (2) the Company or any Subsidiary, or (3) any Person in connection with a "Non-Control Transaction" (as defined below);

                  ii. The individuals who, as of the date of the Initial Public Offering, are members of the Board (the "Incumbent Board") cease for any reason to constitute at least two-thirds of the Board following the date of the Initial Public Offering; provided, however, that if the election, or nomination for election by the Company's stockholders, of any new director was approved by as vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Agreement, be considered as a member of the Incumbent Board; provided, further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the 1934 Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election contest or Proxy Contest; or

                  iii.     Approval by stockholders of the Company of:

                  (1) A merger, consolidation, or reorganization involving the Company, unless the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, own at least two-thirds of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization, and the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation.

                           (A transaction described in clauses (1) and (2) shall herein be referred to as a "Non-Control Transaction")

                  (2)      A complete liquidation or dissolution of the Company;
                           or

                  (3) An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

         Notwithstanding anything contained in this Agreement to the contrary, if the Executive's employment is terminated prior to a Change in Control and the Executive reasonably demonstrates that such termination
         (A) was at the request of a third party who has indicated an intention or taken steps reasonably calculated to effect a Change in Control and who effectuates a Change in Control (a "Third Party") or (B) otherwise occurred in connection with, or in anticipation of, a Change in Control that actually occurs, then for all purposes of this Agreement, the date of a Change in Control with respect to the Executive shall mean the date immediately prior to the date of such termination of the Executive's employment.

i. "Compensation Committee" shall mean the compensation committee of the Board.

j. "Competing Business" shall mean any business that, in whole or in part, is the same or substantially the same as the Business, unless such Business is operated and/or conducted by an affiliate of the Company.

k. "Disability" shall mean the inability of the Executive to perform substantially all of her current duties as required hereunder for a continuous period of 90 days because of mental or physical condition, illness or injury.

l. "Initial Public Offering" shall mean the closing of the first public offering of the Company's common stock registered under the Act in which aggregate proceeds to the Company, net of all underwriting discounts and commissions and other expenses of

                                                                   EXHIBIT 10.26



         issuance and distribution as stated in the prospectus relating to such offering, are equal to at least twelve million dollars ($12,000,000).

m. "Notice of Termination" shall mean a written notice of termination from the Company or the Executive, as the case may be, that specifies an effective date of termination, indicates the specific termination provision in this Agreement relied upon, and sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated.

n. "Pro Rata Bonus" shall mean an amount equal to the Bonus Amount multiplied by a fraction the numerator of which is the number of days in the fiscal year through the Termination Date and the denominator of which is 365.

o. "Successors and Assigns" shall mean a corporation or other entity acquiring all or substantially all the assets and business of the Company (including this Agreement), whether by operation of law or otherwise.

p. "Termination Date" shall mean, in the case of the Executive's death, her date of death, and in all other cases, the date specified in the Notice of Termination.

         IN WITNESS WHEREOF, the Company and Executive have caused this Agreement to be executed, effective as of the Effective Date.

                                    COMPANY:
                                    Netzee, Inc.


                                    By:  /s/ Glenn W. Sturm
                                       -----------------------------------------
                                                Glenn W. Sturm
                                                Chief Executive Officer


                                    EXECUTIVE:

                                    /s/ Catherine G. Silver
                                    -------------------------------------------
                                    Catherine G. Silver